Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with the other on behalf of each other of an amendment to a statement on Schedule 13D originally filed on February 6, 2017 with the United States Securities and Exchange Commission (including any further amendments thereto) with respect to the Ordinary Shares, par value $0.01 per share, of Melco Resorts & Entertainment Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: March 9, 2023

For and on Behalf of MELCO INTERNATIONAL DEVELOPMENT LIMITED

By:	/s/ Lawrence Yau Lung HO
Name:	Lawrence Yau Lung Ho
Title:	Chairman, Chief Executive Officer and Executive Director

For and on Behalf of MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED

By:	/s/ Lawrence Yau Lung Ho
Lawrence Yau Lung Ho
Title:	Director

LAWRENCE YAU LUNG HO

By:	/s/ Lawrence Yau Lung Ho

SCHEDULE I

MELCO INTERNATIONAL DEVELOPMENT LIMITED

Set forth below is a list of the directors and executive officers of Melco International Development Limited as of the date of this filing, their present principal occupations or employment, and citizenship. Information on the cover pages regarding the relationship among Melco International Development Limited, Melco Leisure and Entertainment Group Limited and Mr. Lawrence Yau Lung Ho is incorporated herein by reference.

Name	Present Business Address	Present Principal Occupation	Citizenship

Lawrence Yau Lung Ho	38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong	Chairman, Chief Executive Officer and Executive Director of Melco International Development Limited and Melco Resorts & Entertainment Limited	Canada

Evan Andrew Winkler	38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong	President and Managing Director of Melco International Development Limited and Director and President of Melco Resorts & Entertainment Limited	United States of America

Chung Yuk Man	38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong	Executive Director of Melco International Development Limited and Director of Melco Resorts & Entertainment Limited	Hong Kong Special Administrative Region of the People’s Republic of China

Ng Ching Wo	13/F, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Central, Hong Kong	Solicitor and Non-executive Director of Melco International Development Limited	Canada

John William Crawford	38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong	Certified Public Accountant and Independent Non-executive Director of Melco International Development Limited and Melco Resorts & Entertainment Limited	Canada

Tsui Che Yin, Frank	38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong	Independent Non-executive Director of Melco International Development Limited	United Kingdom

Karuna Evelyn Shinsho	38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong	Independent Non-executive Director of Melco International Development Limited	United States of America

MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED

Set forth below is a list of the directors and executive officers of Melco Leisure and Entertainment Group Limited as of the date of this filing, their present principal occupations or employment, and citizenship. Information on the cover pages regarding the relationship among Melco International Development Limited, Melco Leisure and Entertainment Group Limited and Mr. Lawrence Yau Lung Ho is incorporated herein by reference.

Name	Present Business Address	Present Principal Occupation	Citizenship

Lawrence Yau Lung Ho	38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong	Director of Melco Leisure and Entertainment Group Limited and Chairman, Chief Executive Officer and Executive Director of Melco Resorts & Entertainment Limited	Canada

Evan Andrew Winkler	38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong	Director of Melco Leisure and Entertainment Group Limited and Director and President of Melco Resorts & Entertainment Limited	United States of America

Chung Yuk Man	38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong	Director of Melco Leisure and Entertainment Group Limited and Director of Melco Resorts & Entertainment Limited	Hong Kong Special Administrative Region of the People’s Republic of China